Exhibit 99.1

Hewlett Packard Enterprise 3000 Hanover Street Palo Alto, CA 94304 hpe.com
Editorial contact
Kate Holderness,
Hewlett Packard Enterprise
corpmediarelations@hpe.com
HPE Investor Relations Investor.relations@hpe.com
News Release
HPE Reports Fiscal 2016 Full-Year and Fourth Quarter Results

Fiscal 2016 results

•	Fiscal 2016 net revenue of $50.1 billion, down 4% from the prior-year period and up 2% when adjusted for divestitures and currency

•	Fiscal 2016 GAAP diluted net earnings per share of $1.82, below the previously provided outlook of $2.09 to $2.14

•	Fiscal 2016 non-GAAP diluted net earnings per share of $1.92, within the previously provided outlook of $1.90 to $1.95

•	Fiscal 2016 cash flow from operations of $5.0 billion, up 27% from adjusted cash flow from operations in the prior-year period

•	Returned $3.0 billion to shareholders in the form of share repurchases and dividends during fiscal 2016

•	Operating company net cash of $7.6 billion, a sequential improvement of $2.3 billion
Fourth quarter results

•	Fourth quarter net revenue of $12.5 billion, down 7% from the prior-year period and down 2% when adjusted for divestitures and currency

•	Fourth quarter GAAP diluted net earnings per share of $0.18, below the previously provided outlook of $0.44 to $0.49 per share

•	Fourth quarter non-GAAP diluted net earnings per share of $0.61, within the previously provided outlook of $0.58 to $0.63 per share

•	Fourth quarter cash flow from operations of $2.2 billion, up 44% from adjusted cash flow from operations in the prior-year period

PALO ALTO, Calif., November 22, 2016 - Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for fiscal 2016 and the fourth quarter, ended October 31, 2016.

Fiscal 2016 net revenue of $50.1 billion was down 4% from the prior-year period, up 2% when adjusted for divestitures and currency.

Fiscal 2016 GAAP diluted net earnings per share (EPS) was $1.82, up from $1.34 in the prior-year period, and below its previously provided outlook of $2.09 to $2.14. Fiscal 2016 non-GAAP diluted net EPS was $1.92, up from adjusted non-GAAP diluted net EPS of $1.84 in the prior-year period, and within its previously provided outlook of $1.90 to $1.95. Fiscal 2016 non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $176 million and $0.10 per diluted share, respectively, related to the gains on the divestitures of H3C and MphasiS, restructuring charges, amortization of intangible assets, separation costs, tax indemnification adjustments, tax settlements, acquisition and other related charges, and an adjustment to loss from equity interests.

Fourth quarter net revenue of $12.5 billion was down 7% from the prior-year period, down 2% when adjusted for divestitures and currency.

Fourth quarter GAAP diluted net earnings per share (EPS) was $0.18, down from $0.75 in the prior-year period, and below its previously provided outlook of $0.44 to $0.49. Fourth quarter non-GAAP diluted net EPS was $0.61, up from adjusted non-GAAP diluted net EPS of $0.52 in the prior-year period, and within its previously provided outlook of $0.58 to $0.63. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $733 million and $0.43 per diluted share, respectively, related to tax settlements, restructuring charges, tax indemnification adjustments, separation costs, gains on the divestitures of H3C and MphasiS, amortization of intangible assets, acquisition and other related charges, and an adjustment to loss from equity interests.

“FY16 was a historic year for Hewlett Packard Enterprise,” said Meg Whitman, President and CEO of Hewlett Packard Enterprise.  “During our first year as a standalone company, HPE delivered the business performance we promised, fulfilled our commitment to introduce groundbreaking innovation, and began to transform the company through strategic changes designed to enable even better focus, flexibility and financial performance.”

HPE fiscal 2016 full-year and fourth quarter financial performance

	FY16	FY15	Y/Y	Q4 FY16	Q4 FY15	Y/Y
GAAP net revenue ($B)	$50.1	$52.1	-4%	$12.5	$13.4	-7%
GAAP operating margin	8.3%	2.9%	5.4 pts.	6.2%	0.9%	5.3 pts.
GAAP net earnings ($B)	$3.2	$2.5	28%	$0.3	$1.4	-78%
GAAP diluted net earnings per share	$1.82	$1.34	36%	$0.18	$0.75	-76%
Non-GAAP operating margin	9.0%	8.8%	0.2 pts.	11.1%	9.6%	1.5 pts.
Non-GAAP net earnings ($B)	$3.3	$3.5	-6%	$1.0	$1.0	3%
Non-GAAP diluted net earnings per share	$1.92	$1.84*	4%*	$0.61	$0.52*	17%*
Cash flow from operations ($B)	$5.0	$3.9*	27%*	$2.2	$1.5*	44%*
*Fiscal 2015 and Q4 FY15 Non-GAAP diluted net earnings per share (EPS) and Cash flow from operations contain adjustments to give effect to the separation of the Company from HP Inc. (formerly known as Hewlett-Packard Company). The adjusted figures provide a more useful representation, as if the Company had been a stand-alone company during fiscal 2015.

Information about HPE’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Outlook
For the fiscal 2017 first quarter, Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.03 to $0.07 and non-GAAP diluted net EPS to be in the range of $0.42 to $0.46. Fiscal 2017 first quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.39 per share, related primarily to separation costs, restructuring charges and the amortization of intangible assets.

For fiscal 2017, Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.72 to $0.82 and non-GAAP diluted net EPS to be in the range of $2.00 to $2.10. Fiscal 2017 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $1.28 per share, related primarily to separation costs, restructuring charges and the amortization of intangible assets.

Fiscal 2016 fourth quarter segment results

•
Enterprise Group revenue was $6.7 billion, down 9% year over year, down 3% when adjusted for divestitures and currency, with a 13.2% operating margin. Servers revenue was down 7%, down 6% when adjusted for divestitures and currency, Storage revenue was down 5%, down 3% when adjusted for divestitures and currency, Networking revenue was down 34%, flat when adjusted for divestitures and currency, and Technology Services revenue was down 4%, up 2% when adjusted for divestitures and currency.

•
Enterprise Services revenue was $4.7 billion, down 6% year over year, down 2% when adjusted for divestitures and currency, with a 10.7% operating margin. Infrastructure Technology Outsourcing revenue was down 7%, down 5% when adjusted for divestitures and currency, and Application and Business Services revenue was down 3%, up 4% when adjusted for divestitures and currency.

•
Software revenue was $903 million, down 6% year over year, flat when adjusted for divestitures and currency, with a 32.1% operating margin. License revenue was down 5%, down 1% when adjusted for divestitures and currency, support revenue was down 7%, up 1% when adjusted for divestitures and currency, professional services revenue was down 7%, down 4% adjusted for divestitures and currency, and software-as-a-service (SaaS) revenue was down 1%, up 11% adjusted for divestitures and currency.

•	Financial Services revenue was $814 million, up 2% year over year, net portfolio assets were up 4%, and financing volume was down 4%. The business delivered an operating margin of 10.2%.
Revenue adjusted for divestitures and currency excludes revenue resulting from businesses divestitures in fiscal 2016, 2015 and 2014 and also assumes no change in the foreign exchange rate from the prior-year period. A reconciliation of GAAP revenue to revenue adjusted for divestitures and currency is provided in the materials elsewhere accompanying this news release.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (HPE) is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Use of non-GAAP financial information
To supplement Hewlett Packard Enterprise’s consolidated and combined financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, revenue adjusted for divestitures and currency, as well as non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted net earnings per share, cash and cash equivalents, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.
In addition, for fiscal 2015, Hewlett Packard Enterprise provides adjusted non-GAAP diluted net earnings per share, adjusted cash flow from operations and adjusted free cash flow. A reconciliation of these adjustments to GAAP financial measures for prior periods is included elsewhere in the materials accompanying this news release and in the 8-K that was filed with the SEC in March 2016. An explanation of the ways in which Hewlett Packard Enterprise’s management uses these adjusted non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these adjusted non-GAAP measures, the material limitations associated with the use of these adjusted non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these adjusted non-GAAP measures provide useful information to investors is included under “Use of adjusted non-GAAP financial measures” further below.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the recently announced divestiture transactions, the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the divestiture transactions or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise’s business) and the anticipated benefits of the transactions or of implementing the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and subsequent Quarterly Reports on Form 10-Q.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Annual Report on Form 10-K for the year ended October 31, 2016. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2016	July 31, 2016	October 31, 2015
Net revenue	$12,478	$12,210	$13,448
Costs and expenses:
Cost of sales	8,689	8,638	9,463
Research and development	534	555	652
Selling, general and administrative	1,864	1,938	2,038
Amortization of intangible assets	126	210	220
Restructuring charges	395	369	550
Acquisition and other related charges	51	37	20
Separation costs	293	135	339
Defined benefit plan settlement charges	—	—	47
Gain on MphasiS and H3C divestitures	(251)	(2,169)	—
Total costs and expenses	11,701	9,713	13,329
Earnings from operations	777	2,497	119
Interest and other, net	(94)	(78)	(9)
Tax indemnification adjustments (a)	311	60	—
Loss from equity interests (b)	(4)	(72)	—
Earnings before taxes	990	2,407	110
Valuation allowances, net, and separation taxes	—	—	1,251
Tax settlements (a)	(647)	—	—
(Provision) benefit for taxes	(41)	(135)	24
Net earnings	$302	$2,272	$1,385

Net earnings per share: (c)
Basic	$0.18	$1.35	$0.76
Diluted	$0.18	$1.32	$0.75
Cash dividends declared per share	$—	$0.055	$—
Weighted-average shares used to compute net earnings per share: (c)
Basic	1,672	1,681	1,804
Diluted	1,709	1,715	1,834

(a)
Related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities of which $328 million (reported within Tax indemnification adjustments) is indemnified by HP Inc. through the Tax Matters Agreement.

(b)	Primarily represents the Company’s ownership interest in the net earnings of H3C, which it records as an equity method investment.

(c)	On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS (In millions, except per share amounts)

	Twelve months ended October 31, 2016
	2016	2015
	(Unaudited)
Net revenue	$50,123	$52,107
Costs and expenses:
Cost of sales	35,507	37,168
Research and development	2,298	2,338
Selling, general and administrative	7,821	8,025
Amortization of intangible assets	755	852
Restructuring charges	1,236	954
Acquisition and other related charges	178	89
Separation costs	598	797
Defined benefit plan settlement charges	—	225
Impairment of data center assets	—	136
Gain on MphasiS and H3C divestitures	(2,420)	—
Total costs and expenses	45,973	50,584
Earnings from operations	4,150	1,523
Interest and other, net	(312)	(51)
Tax indemnification adjustments (a)	317	—
Loss from equity interests (b)	(76)	(2)
Earnings before taxes	4,079	1,470
Valuation allowances, net, and separation taxes	—	1,251
Tax settlements (a)	(647)	—
Provision for taxes	(271)	(260)
Net earnings	$3,161	$2,461

Net earnings per share: (c)
Basic	$1.84	$1.36
Diluted	$1.82	$1.34
Cash dividends declared per share	$0.22	$—
Weighted-average shares used to compute net earnings per share: (c)
Basic	1,715	1,804
Diluted	1,739	1,834

(a)
Related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities of which $328 million (reported within Tax indemnification adjustments) is indemnified by HP Inc. through the Tax Matters Agreement.

(b)	Primarily represents the Company’s ownership interest in the net earnings of equity method investments, primarily H3C.

(c)	On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Three months ended October 31, 2016	Diluted net earnings per share	Three months ended July 31, 2016	Diluted net earnings per share	Three months ended October 31, 2015	Diluted net earnings per share
GAAP net earnings	$302	$0.18	$2,272	$1.32	$1,385	$0.75

Non-GAAP adjustments:
Amortization of intangible assets	126	0.07	210	0.12	220	0.12
Restructuring charges	395	0.23	369	0.22	550	0.30
Acquisition and other related charges	51	0.03	37	0.02	20	0.01
Separation costs	293	0.17	135	0.08	339	0.18
Defined benefit plan settlement charges	—	—	—	—	47	0.03
Gain on MphasiS and H3C divestitures	(251)	(0.15)	(2,169)	(1.26)	—	—
Separation costs in interest and other, net	—	—	—	—	4	—
Tax indemnification adjustments (a)	(311)	(0.18)	(60)	(0.03)	—	—
Loss from equity interests (b)	35	0.02	58	0.03	—	—
Adjustments for taxes	(252)	(0.14)	(12)	(0.01)	(306)	(0.17)
Valuation allowances, net, and separation taxes	—	—	—	—	(1,251)	(0.67)
Tax settlements (a)	647	0.38	—	—	—	—
Non-GAAP net earnings	$1,035	$0.61	$840	$0.49	$1,008	$0.55

GAAP earnings from operations	$777		$2,497		$119

Non-GAAP adjustments:
Amortization of intangible assets	126		210		220
Restructuring charges	395		369		550
Acquisition and other related charges	51		37		20
Separation costs	293		135		339
Defined benefit plan settlement charges	—		—		47
Gain on MphasiS and H3C divestitures	(251)		(2,169)		—
Non-GAAP earnings from operations	$1,391		$1,079		$1,295

GAAP operating margin	6%		20%		1%
Non-GAAP adjustments	5%		(11%)		9%
Non-GAAP operating margin	11%		9%		10%

(a)
Related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities of which $328 million (reported within Tax indemnification adjustments) is indemnified by HP Inc. through the Tax Matters Agreement.

(b)	Represents the amortization of the basis difference adjustments related to the H3C divestiture.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Twelve months ended October 31, 2016	Diluted net earnings per share	Twelve months ended October 31, 2015	Diluted net earnings per share
GAAP net earnings	$3,161	$1.82	$2,461	$1.34

Non-GAAP adjustments:
Amortization of intangible assets	755	0.43	852	0.46
Restructuring charges	1,236	0.71	954	0.52
Acquisition and other related charges	178	0.10	89	0.05
Separation costs	598	0.34	797	0.43
Defined benefit plan settlement charges	—	—	225	0.12
Impairment of data center assets	—	—	136	0.07
Gain on MphasiS and H3C divestitures	(2,420)	(1.39)	—	—
Separation costs in interest and other, net	—	—	4	—
Tax indemnification adjustments (a)	(317)	(0.18)	—	—
Loss from equity interests (b)	93	0.05	—	—
Adjustments for taxes	(594)	(0.33)	(724)	(0.39)
Valuation allowances, net, and separation taxes	—	—	(1,251)	(0.67)
Tax settlements (a)	647	0.37	—	—
Non-GAAP net earnings	$3,337	$1.92	$3,543	$1.93

GAAP earnings from operations	$4,150		$1,523

Non-GAAP adjustments:
Amortization of intangible assets	755		852
Restructuring charges	1,236		954
Acquisition and other related charges	178		89
Separation costs	598		797
Defined benefit plan settlement charges	—		225
Impairment of data center assets	—		136
Gain on MphasiS and H3C divestitures	(2,420)		—
Non-GAAP earnings from operations	$4,497		$4,576

GAAP operating margin	8%		3%
Non-GAAP adjustments	1%		6%
Non-GAAP operating margin	9%		9%

(a)
Related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities of which $328 million (reported within Tax indemnification adjustments) is indemnified by HP Inc. through the Tax Matters Agreement.

(b)	Represents the amortization of the basis difference adjustments related to the H3C divestiture.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except par value)

	As of
	October 31, 2016	October 31, 2015
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$12,987	$9,842
Accounts receivable	6,909	8,538
Financing receivables	2,923	2,918
Inventory	1,774	2,198
Other current assets (a)	4,324	6,468
Total current assets	28,917	29,964
Property, plant and equipment	9,636	9,886
Long-term financing receivables and other assets (a)	13,216	10,875
Investments in equity interests	2,648	—
Goodwill and intangible assets	25,262	29,191
Total assets (a)	$79,679	$79,916
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$3,532	$691
Accounts payable	5,943	5,828
Employee compensation and benefits	2,364	2,902
Taxes on earnings	420	476
Deferred revenue	4,610	5,154
Other accrued liabilities	5,662	6,942
Total current liabilities	22,531	21,993
Long-term debt	12,608	15,103
Other liabilities (a)	13,022	8,902
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding at October 31, 2016)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,666 issued and outstanding at October 31, 2016)	17	—
Additional paid-in capital	35,248	—
Retained earnings	2,782	—
Former Parent company investment	—	38,550
Accumulated other comprehensive loss	(6,599)	(5,015)
Total HPE stockholders’ equity	31,448	33,535
Non-controlling interests	70	383
Total stockholders’ equity	31,518	33,918
Total liabilities and stockholders’ equity (a)	$79,679	$79,916

(a)
During the first quarter of fiscal 2016, the Company early adopted the guidance on the balance sheet classification of deferred taxes and elected to apply it retrospectively to all periods presented. As such, prior period amounts have been reclassified to conform to the current presentation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended October 31, 2016	Twelve months ended October 31, 2016
Cash flows from operating activities:
Net earnings	$302	$3,161
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	872	3,775
Stock-based compensation expense	126	558
Provision for doubtful accounts and inventory	66	232
Restructuring charges	395	1,236
Deferred taxes on earnings	(333)	(1,345)
Excess tax benefit from stock-based compensation	(11)	(20)
Gain from MphasiS and H3C divestitures	(251)	(2,420)
Loss from equity interests	4	76
Other, net	81	195
Changes in operating assets and liabilities, net of acquisitions: (a)
Accounts receivable	3	991
Financing receivables	(49)	(301)
Inventory	31	34
Accounts payable	749	66
Taxes on earnings	834	1,615
Restructuring	(298)	(1,044)
Other assets and liabilities	(309)	(1,851)
Net cash provided by operating activities	2,212	4,958
Cash flows from investing activities:
Investment in property, plant and equipment	(868)	(3,280)
Proceeds from sale of property, plant and equipment	133	450
Purchases of available-for-sale securities and other investments	(116)	(656)
Maturities and sales of available-for-sale securities and other investments	86	585
Payments made in connection with business acquisitions, net of cash acquired	—	(22)
Proceeds from business divestitures, net	554	3,342
Net cash (used in) provided by investing activities	(211)	419
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(20)	(71)
Issuance of debt	292	1,074
Payment of debt	(265)	(833)
Settlement of cash flow hedge	—	3
Issuance of common stock under employee stock plans	40	119
Repurchase of common stock	—	(2,662)
Net transfer from former Parent	—	491
Excess tax benefit from stock-based compensation	11	20
Cash dividends paid	(92)	(373)
Net cash (used in) financing activities	(34)	(2,232)
Increase in cash and cash equivalents	1,967	3,145
Cash held for sale (a)	277	—
Cash and cash equivalents at beginning of period	10,743	9,842
Cash and cash equivalents at end of period	$12,987	$12,987

(a)
During the third quarter of fiscal 2016, the Company signed a definitive agreement with The Blackstone Group to sell at least 84% of its equity stake in MphasiS Limited and as such, the transaction met all of the held for sale criteria. The transaction was completed in September 2016, and all assets and liabilities identified as a part of the MphasiS transaction were divested.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2016	July 31, 2016	October 31, 2015
Net revenue: (a)
Enterprise Group	$6,682	$6,476	$7,358
Enterprise Services	4,736	4,725	5,020
Software	903	738	959
Financial Services	814	812	801
Corporate Investments	—	—	1
Total segment net revenue	13,135	12,751	14,139
Elimination of intersegment net revenue and other	(657)	(541)	(691)
Total Hewlett Packard Enterprise consolidated and combined net revenue	$12,478	$12,210	$13,448

Earnings before taxes: (a)
Enterprise Group	$883	$815	$1,000
Enterprise Services	509	393	412
Software	290	131	287
Financial Services	83	80	87
Corporate Investments	(79)	(83)	(115)
Total segment earnings from operations	1,686	1,336	1,671

Corporate and unallocated costs and eliminations	(169)	(128)	(164)
Stock-based compensation expense	(126)	(129)	(212)
Amortization of intangible assets	(126)	(210)	(220)
Restructuring charges	(395)	(369)	(550)
Acquisition and other related charges	(51)	(37)	(20)
Separation costs	(293)	(135)	(339)
Defined benefit plan settlement charges	—	—	(47)
Gain on MphasiS and H3C divestiture	251	2,169	—
Interest and other, net	(94)	(78)	(9)
Tax indemnification adjustments	311	60	—
Loss from equity interests (b)	(4)	(72)	—
Total Hewlett Packard Enterprise consolidated and combined earnings before taxes	$990	$2,407	$110

(a)
Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

(b)	Represents the Company’s ownership interest in the net earnings of equity method investments, primarily H3C.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2016	2015
Net revenue: (a)
Enterprise Group	$27,219	$27,907
Enterprise Services	18,872	19,806
Software	3,195	3,622
Financial Services	3,190	3,216
Corporate Investments	3	7
Total segment net revenue	52,479	54,558
Elimination of intersegment net revenue and other	(2,356)	(2,451)
Total Hewlett Packard Enterprise consolidated and combined net revenue	$50,123	$52,107

Earnings before taxes: (a)
Enterprise Group	$3,459	$3,862
Enterprise Services	1,457	1,019
Software	749	788
Financial Services	336	349
Corporate Investments	(348)	(423)
Total segment earnings from operations	5,653	5,595

Corporate and unallocated costs and eliminations	(598)	(454)
Stock-based compensation expense	(558)	(565)
Amortization of intangible assets	(755)	(852)
Restructuring charges	(1,236)	(954)
Acquisition and other related charges	(178)	(89)
Separation costs	(598)	(797)
Defined benefit plan settlement charges	—	(225)
Impairment of data center assets	—	(136)
Gain on MphasiS and H3C divestiture	2,420	—
Interest and other, net	(312)	(51)
Tax indemnification adjustments	317	—
Loss from equity interests (b)	(76)	(2)
Total Hewlett Packard Enterprise consolidated and combined earnings before taxes	$4,079	$1,470

(a)
Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

(b)	Represents the Company’s ownership interest in the net earnings of equity method investments, primarily H3C.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	October 31, 2016	July 31, 2016	October 31, 2015	Q/Q	Y/Y
Net revenue: (a)
Enterprise Group
Servers	$3,522	$3,368	$3,772	5%	(7%)
Technology Services	1,782	1,745	1,862	2%	(4%)
Networking	599	639	905	(6%)	(34%)
Storage	779	724	819	8%	(5%)
Total Enterprise Group	6,682	6,476	7,358	3%	(9%)

Enterprise Services
Infrastructure Technology Outsourcing	2,846	2,866	3,068	(1%)	(7%)
Application and Business Services	1,890	1,859	1,952	2%	(3%)
Total Enterprise Services	4,736	4,725	5,020	0%	(6%)

Software	903	738	959	22%	(6%)
Financial Services	814	812	801	0%	2%
Corporate Investments	—	—	1	0%	(100%)
Total segment net revenue	13,135	12,751	14,139	3%	(7%)

Elimination of intersegment net revenue and other	(657)	(541)	(691)	21%	(5%)
Total Hewlett Packard Enterprise consolidated and combined net revenue	$12,478	$12,210	$13,448	2%	(7%)

(a)
Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Twelve months ended October 31,		Change (%)
	2016	2015	Y/Y
Net revenue: (a)
Enterprise Group
Servers	$14,019	$14,219	(1%)
Technology Services	7,160	7,662	(7%)
Networking	2,975	2,846	5%
Storage	3,065	3,180	(4%)
Total Enterprise Group	27,219	27,907	(2%)

Enterprise Services
Infrastructure Technology Outsourcing	11,425	12,107	(6%)
Application and Business Services	7,447	7,699	(3%)
Total Enterprise Services	18,872	19,806	(5%)

Software	3,195	3,622	(12%)
Financial Services	3,190	3,216	(1%)
Corporate Investments	3	7	(57%)
Total segment net revenue	52,479	54,558	(4%)

Elimination of intersegment net revenue and other	(2,356)	(2,451)	(4%)
Total Hewlett Packard Enterprise consolidated and combined net revenue	$50,123	$52,107	(4%)

(a)
Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	October 31, 2016	Q/Q	Y/Y
Segment operating margin: (a)
Enterprise Group	13.2%	0.6 pts	(0.4) pts
Enterprise Services	10.7%	2.4 pts	2.5 pts
Software	32.1%	14.3 pts	2.2 pts
Financial Services	10.2%	0.3 pts	(0.7) pts
Corporate Investments (b)	NM	NM	NM
Total segment operating margin	12.8%	2.3 pts	1.0 pts

(a)
Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

(b)	“NM” represents not meaningful.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2016	July 31, 2016	October 31, 2015
Numerator:
GAAP net earnings	$302	$2,272	$1,385
Non-GAAP net earnings	$1,035	$840	$1,008

Denominator: (a)
Weighted-average shares used to compute basic net earnings per share (b)	1,672	1,681	1,804
Dilutive effect of employee stock plans (c) (d)	37	34	30
Weighted-average shares used to compute diluted net earnings per share	1,709	1,715	1,834

GAAP diluted net earnings per share	$0.18	$1.32	$0.75
Non-GAAP diluted net earnings per share	$0.61	$0.49	$0.55

(a)
On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date. For comparative purposes, the same number of shares used to compute diluted net earnings per share for the three months ended October 31, 2015 is used for the calculation of basic and diluted net EPS for all periods in fiscal 2015.

(b)	For period ended fiscal 2015, the number of shares outstanding is the number of Hewlett-Packard Company shares outstanding at October 31, 2015.

(c)	Includes any dilutive effect of restricted stock awards, stock options and performance-based awards.

(d)
For period ended fiscal 2015, the Company calculates the weighted-average dilutive effect of employee stock plans after conversion, by multiplying the fiscal 2015 dilutive Hewlett-Packard Company stock-based awards attributable to Hewlett Packard Enterprise employees by the price conversion ratio used to convert those awards to equivalent units of Hewlett Packard Enterprise awards on the separation date. The price conversion ratio was calculated using the closing price of Hewlett-Packard Company common shares on October 31, 2015 divided by the opening price of Hewlett Packard Enterprise common shares on November 2, 2015.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2016	2015
Numerator:
GAAP net earnings	$3,161	$2,461
Non-GAAP net earnings	$3,337	$3,543

Denominator: (a)
Weighted-average shares used to compute basic net earnings per share (b)	1,715	1,804
Dilutive effect of employee stock plans (c) (d)	24	30
Weighted-average shares used to compute diluted net earnings per share	1,739	1,834

GAAP diluted net earnings per share	$1.82	$1.34
Non-GAAP diluted net earnings per share	$1.92	$1.93

(a)
On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date. For comparative purposes, the same number of shares used to compute diluted net earnings per share for the three months ended October 31, 2015 is used for the calculation of basic and diluted net EPS for all periods in fiscal 2015.

(b)	For period ended fiscal 2015, the number of shares outstanding is the number of Hewlett-Packard Company shares outstanding at October 31, 2015.

(c)	Includes any dilutive effect of restricted stock awards, stock options and performance-based awards.

(d)
For period ended fiscal 2015, the Company calculates the weighted-average dilutive effect of employee stock plans after conversion, by multiplying the fiscal 2015 dilutive Hewlett-Packard Company stock-based awards attributable to Hewlett Packard Enterprise employees by the price conversion ratio used to convert those awards to equivalent units of Hewlett Packard Enterprise awards on the separation date. The price conversion ratio was calculated using the closing price of Hewlett-Packard Company common shares on October 31, 2015 divided by the opening price of Hewlett Packard Enterprise common shares on November 2, 2015.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s consolidated and combined financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, revenue adjusted for divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to revenue adjusted for divestitures and currency is revenue. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.
Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise
Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Revenue adjusted for divestitures and currency excludes revenue resulting from businesses divestitures in fiscal 2016, 2015 and 2014 and also assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating expenses, non-GAAP operating profit, and non-GAAP operating margin are defined to exclude the effects of a gain on the H3C and MphasiS divestitures and any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transaction, acquisition and other related charges, impairment of data center assets and defined benefit plan settlement charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges and valuation allowances and separation taxes, adjustments to loss from equity interest, tax indemnification adjustments and tax settlements. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•
Hewlett Packard Enterprise recorded a gain on the sale of its assets and liabilities identified as part of the H3C transaction during the third quarter of fiscal 2016 and a gain on the sale of its assets and liabilities identified as part of the MphasiS transaction during the fourth quarter of fiscal 2016. Hewlett Packard Enterprise excludes these gains for purposes of calculating these non-GAAP measures because it believes that these one-time gains do not reflect the Company’s ongoing operational performance, thereby facilitating a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods

•
Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits (ii) costs to vacate duplicative facilities and (iii) an accelerated employee stock compensation program. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Separation costs are expenses associated with HPI’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies and the recently announced spin-off and merger transactions of the Enterprise Services business with CSC and the Software business with Micro Focus. The charges are primarily related to third-party consulting, contractor fees, early debt settlement costs, marketing and branding related expenses, and other incremental costs incurred to complete the transactions. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise incurs cost related to its acquisitions and divestitures, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Adjustments to loss from equity interests includes purchase accounting adjustments and the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise incurs impairment charges related to its exit from certain data centers. Such charges are inconsistent in amount and frequency. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise incurs defined benefit plan settlement charges relating to U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HPI that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Tax settlements represent settlements of certain pre-separation Hewlett-Packard Company income tax liabilities shared with HP Inc. through the Tax Matters Agreement. The Company excluded this charge for the purpose of calculation non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
As a result of the separation, Hewlett Packard Enterprise recorded net tax benefits comprising the reversal of a previously recorded valuation allowance, the write off of certain deferred taxes that will no longer provide any future benefits to the Company and the effect of a separation related tax deduction. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of Hewlett Packard Enterprise’s net earnings to other periods.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings or non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•
Items such as restructuring charges and separation costs that are excluded from non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

•
Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•
Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.
Usefulness of non-GAAP financial measures to investors
Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, revenue adjusted for divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.
Use of adjusted non-GAAP financial measures
Hewlett Packard Enterprise included adjusted non-GAAP financial measures for fiscal 2015, such as adjusted non-GAAP diluted net earnings per share, adjusted cash flow from operations and adjusted free cash flow, in this news release and the materials that accompany it because management believes they help to facilitate comparisons of the Company’s operating results between the periods presented. The unaudited adjusted non-GAAP diluted net earnings per share and cash flow metrics are used to provide a better assessment of the run-rate of its continuing operations. The adjusted amounts do not necessarily reflect what the fiscal 2015 non-GAAP diluted net EPS and cash flow metrics of Hewlett Packard Enterprise would have been had the separation occurred on November 1, 2014. They also may not be useful in predicting the future financial condition and results of operations of the separate companies. The actual results of operations as reported in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission differ from the adjusted amounts reflected herein due to a variety of factors.
© 2016 Hewlett Packard Enterprise, L.P. The information contained herein is subject to change without notice. Hewlett Packard Enterprise shall not be liable for technical or editorial errors or omissions contained herein.

Worldwide and regional revenue bridges - adjusted for divestiture and currency1

HPE WW	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(5)%	(8)%	(5)%	(4)%	(5)%	(3)%	1%	(6)%	(7)%	(4)%
Impact of divestitures	0 pts	(0) pts	(0) pts	(0) pts	(0) pts	(0) pts	(0) pts	(4) pts	(4) pts	(2) pts
Impact of currency	(3) pts	(6) pts	(8) pts	(7) pts	(6) pts	(6) pts	(3) pts	(2) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	(2)%	(1)%	3%	3%	1%	4%	5%	(1)%	(2)%	2%
HPE AMS	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(5)%	(4)%	(1)%	(1)%	(3)%	(2)%	4%	1%	(3)%	—%
Impact of divestitures	(0) pts	0 pts	0 pts	(1) pts	(0) pts	(1) pts	(2) pts	(2) pts	(2) pts	(2) pts
Impact of currency	(1) pts	(2) pts	(3) pts	(3) pts	(2) pts	(3) pts	(2) pts	(1) pts	(0) pts	(2) pts
Adjusted revenue change Y/Y	(3)%	(2)%	2%	3%	—%	2%	8%	4%	(1)%	3%
US	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(5)%	(4)%	(3)%	(3)%	(4)%	—%	6%	4%	2%	3%
Impact of divestitures	0 pts	0 pts	0 pts	(1) pts	0 pts	(1) pts	(2) pts	(2) pts	(1) pts	(1) pts
Adjusted revenue change Y/Y	(5)%	(4)%	(3)%	(2)%	(4)%	1%	8%	6%	3%	5%
HPE EMEA	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(8)%	(13)%	(9)%	(8)%	(10)%	(5)%	(3)%	(9)%	(9)%	(6)%
Impact of divestitures	0 pts	0 pts	(0) pts	(0) pts	(0) pts	(0) pts	(1) pts	(1) pts	(0) pts	(0) pts
Impact of currency	(4) pts	(10) pts	(13) pts	(11) pts	(10) pts	(10) pts	(4) pts	(3) pts	(3) pts	(5) pts
Adjusted revenue change Y/Y	(3)%	(2)%	4%	3%	—%	5%	2%	(6)%	(6)%	(1)%
HPE APJ	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(2)%	(5)%	(4)%	(5)%	(4)%	1%	2%	(21)%	(14)%	(8)%
Impact of divestitures	(1) pts	(2) pts	(1) pts	1 pts	(1) pts	1 pts	4 pts	(14) pts	(17) pts	(7) pts
Impact of currency	(3) pts	(6) pts	(8) pts	(10) pts	(7) pts	(8) pts	(5) pts	(4) pts	0 pts	(4) pts
Adjusted revenue change Y/Y	2%	4%	5%	5%	4%	8%	4%	(3)%	3%	3%

1.Revenue adjusted to exclude amounts for the following divestitures: H3C (EG), Convenience Pay (ES), MphasiS (ES) Marketing Optimization (SW), TippingPoint (SW), iManage (SW), Live Vault (SW) and HPPA-Teleform (SW). Revenue adjusted to eliminate the impact of currency
2. Amounts may not add up due to rounding

Trended segment revenue bridges - adjusted for divestiture and currency1

Enterprise Group	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	—%	(1)%	2%	1%	1%	1%	7%	(8)%	(9)%	(2)%
Impact of divestitures	(0) pts	(1) pts	(1) pts	(0) pts	(1) pts	0 pts	1 pts	(5) pts	(5) pts	(2) pts
Impact of currency	(3) pts	(6) pts	(7) pts	(7) pts	(6) pts	(6) pts	(4) pts	(2) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	3%	6%	10%	9%	7%	7%	9%	—%	(3)%	3%
Enterprise Services	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(11)%	(16)%	(11)%	(9)%	(12)%	(6)%	(2)%	(5)%	(6)%	(5)%
Impact of divestitures	0 pts	1 pts	1 pts	1 pts	1 pts	1 pts	0 pts	0 pts	(2) pts	(0) pts
Impact of currency	(3) pts	(6) pts	(8) pts	(7) pts	(6) pts	(6) pts	(3) pts	(2) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	(8)%	(10)%	(4)%	(3)%	(6)%	—%	1%	(3)%	(2)%	(1)%
Software	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(5)%	(8)%	(6)%	(12)%	(8)%	(10)%	(13)%	(18)%	(6)%	(12)%
Impact of divestitures	0 pts	1 pts	0 pts	(8) pts	(2) pts	(9) pts	(13) pts	(13) pts	(5) pts	(10) pts
Impact of currency	(2) pts	(4) pts	(5) pts	(5) pts	(4) pts	(5) pts	(3) pts	(2) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	(3)%	(6)%	(1)%	1%	(2)%	3%	3%	(3)%	—%	1%

1.Revenue adjusted to exclude amounts for the following divestitures: H3C (EG), Convenience Pay (ES), MphasiS (ES) Marketing Optimization (SW), TippingPoint (SW), iManage (SW), Live Vault (SW) and HPPA-Teleform (SW). Revenue adjusted to eliminate the impact of currency. Revenue adjusted to eliminate the impact of currency
2. Amounts may not add up due to rounding

Trended EG revenue bridges - adjusted for divestiture and currency1

Servers	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	6%	9%	6%	4%	6%	(1)%	7%	(4)%	(7)%	(1)%
Impact of divestitures	0 pts	(0) pts	(0) pts	(0) pts	(0) pts	(0) pts	0 pts	(0) pts	(0) pts	(0) pts
Impact of currency	(2) pts	(6) pts	(7) pts	(7) pts	(6) pts	(6) pts	(3) pts	(2) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	8%	15%	13%	12%	12%	5%	10%	(2)%	(6)%	2%
Storage	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	—%	(8)%	(2)%	(7)%	(4)%	(3)%	2%	(8)%	(5)%	(4)%
Impact of divestitures	1 pts	1 pts	(0) pts	(0) pts	0 pts	(1) pts	(1) pts	(1) pts	(0) pts	(1) pts
Impact of currency	(2) pts	(6) pts	(9) pts	(7) pts	(6) pts	(7) pts	(4) pts	(2) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	2%	(3)%	7%	—%	2%	4%	6%	(5)%	(3)%	—%
Networking	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(11)%	(16)%	23%	35%	8%	53%	57%	(22)%	(34)%	5%
Impact of divestitures	(3) pts	(7) pts	(26) pts	(24) pts	(15) pts	(17) pts	(2) pts	(33) pts	(33) pts	(22) pts
Impact of currency	(3) pts	(8) pts	(11) pts	(11) pts	(8) pts	(10) pts	(5) pts	(2) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	(5)%	(1)%	60%	70%	31%	81%	64%	12%	—%	30%
Technology Services	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(5)%	(8)%	(10)%	(11)%	(9)%	(9)%	(6)%	(7)%	(4)%	(7)%
Impact of divestitures	1 pts	0 pts	1 pts	0 pts	0 pts	(0) pts	(1) pts	(6) pts	(5) pts	(3) pts
Impact of currency	(4) pts	(6) pts	(7) pts	(7) pts	(6) pts	(7) pts	(4) pts	(2) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	(2)%	(2)%	(4)%	(4)%	(3)%	(2)%	(1)%	1%	2%	—%

1.Revenue adjusted to exclude amounts for the following divestitures: H3C. Revenue adjusted to eliminate the impact of currency
2. Amounts may not add up due to rounding

Trended ES revenue bridges - adjusted for divestiture and currency1

ITO	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(11)%	(20)%	(13)%	(11)%	(14)%	(8)%	(1)%	(6)%	(7)%	(6)%
Impact of divestitures	0 pts	0 pts	0 pts	0 pts	0 pts	0 pts	0 pts	0 pts	0 pts	0 pts
Impact of currency	(3) pts	(6) pts	(8) pts	(7) pts	(6) pts	(7) pts	(3) pts	(2) pts	(2) pts	(4) pts
Adjusted revenue change Y/Y	(8)%	(14)%	(5)%	(4)%	(8)%	(2)%	2%	(3)%	(5)%	(2)%
ABS	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(11)%	(8)%	(7)%	(6)%	(8)%	(2)%	(3)%	(4)%	(3)%	(3)%
Impact of divestitures	1 pts	1 pts	1 pts	2 pts	1 pts	1 pts	0 pts	0 pts	(7) pts	(1) pts
Impact of currency	(4) pts	(6) pts	(7) pts	(7) pts	(6) pts	(5) pts	(3) pts	(1) pts	(1) pts	(3) pts
Adjusted revenue change Y/Y	(8)%	(2)%	(1)%	(1)%	(3)%	2%	(1)%	(3)%	4%	1%

1.Revenue adjusted to exclude amounts for the following divestitures: Convenience Pay and MphasiS. Revenue adjusted to eliminate the impact of currency
2. Amounts may not add up due to rounding

Trended Software revenue bridges - adjusted for divestiture and currency1

License	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(16)%	(17)%	(12)%	(10)%	(13)%	(6)%	(12)%	(28)%	(5)%	(12)%
Impact of divestitures	0 pts	2 pts	(1) pts	(6) pts	(2) pts	(6) pts	(12) pts	(10) pts	(4) pts	(8) pts
Impact of currency	(3) pts	(4) pts	(7) pts	(5) pts	(5) pts	(5) pts	(2) pts	(1) pts	(0) pts	(2) pts
Adjusted revenue change Y/Y	(14)%	(14)%	(4)%	1%	(7)%	5%	2%	(17)%	(1)%	(3)%
Support	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	—%	(2)%	(3)%	(15)%	(5)%	(13)%	(16)%	(17)%	(7)%	(14)%
Impact of divestitures	(0) pts	0 pts	1 pts	(9) pts	(2) pts	(9) pts	(13) pts	(15) pts	(6) pts	(11) pts
Impact of currency	(2) pts	(3) pts	(5) pts	(5) pts	(4) pts	(5) pts	(4) pts	(3) pts	(2) pts	(3) pts
Adjusted revenue change Y/Y	2%	—%	1%	(2)%	—%	1%	1%	—%	1%	1%
Professional Services	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(7)%	(14)%	(6)%	(9)%	(9)%	(7)%	(3)%	(8)%	(7)%	(6)%
Impact of divestitures	(0) pts	2 pts	0 pts	(7) pts	(1) pts	(7) pts	(7) pts	(7) pts	(1) pts	(5) pts
Impact of currency	(3) pts	(7) pts	(8) pts	(7) pts	(6) pts	(6) pts	(3) pts	(2) pts	(2) pts	(3) pts
Adjusted revenue change Y/Y	(3)%	(9)%	2%	5%	(2)%	6%	7%	1%	(4)%	2%
SaaS	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	—%	(4)%	(5)%	(6)%	(4)%	(9)%	(11)%	(5)%	(1)%	(7)%
Impact of divestitures	(0) pts	1 pts	(3) pts	(9) pts	(3) pts	(21) pts	(19) pts	(20) pts	(11) pts	(18) pts
Impact of currency	(1) pts	(1) pts	(2) pts	(2) pts	(1) pts	(2) pts	(2) pts	(2) pts	(1) pts	(2) pts
Adjusted revenue change Y/Y	1%	(3)%	—%	5%	1%	14%	10%	17%	11%	13%
Services Total	Y/Y %					Y/Y %
	Q115	Q215	Q315	Q415	FY15	Q116	Q216	Q316	Q416	FY16
Revenue as Reported	(4)%	(10)%	(6)%	(8)%	(7)%	(8)%	(7)%	(7)%	(4)%	(6)%
Impact of divestitures	0 pts	2 pts	(1) pts	(8) pts	(2) pts	(13) pts	(12) pts	(12) pts	(5) pts	(10) pts
Impact of currency	(2) pts	(5) pts	(6) pts	(5) pts	(4) pts	(4) pts	(2) pts	(2) pts	(2) pts	(3) pts
Adjusted revenue change Y/Y	(2)%	(7)%	1%	5%	(1)%	9%	8%	7%	2%	6%

1.Revenue adjusted to exclude amounts for the following divestitures: Marketing Optimization, TippingPoint, iManage, Live Vault and HPPA-Teleform. Revenue adjusted to eliminate the impact of currency
2. Amounts may not add up due to rounding